Exhibit 5.1

January 4, 2012

AmeriGas Finance Corp.

AmeriGas Finance LLC

AmeriGas Partners, L.P.

460 North Gulph Road

King of Prussia, Pennsylvania 19406

RE:	AmeriGas Finance Corp., AmeriGas Finance LLC and AmeriGas Partners, L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is rendered at the request of AmeriGas Finance Corp., a Delaware corporation, and AmeriGas Finance LLC, a Delaware limited liability company (the “Co-issuers”), as well as AmeriGas Partners, L.P., a Delaware limited partnership (the “Guarantor”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the potential offer and sale, from time to time, as set forth in the prospectus contained in the Registration Statement and as shall be set forth in one or more supplements to the Prospectus of: (i) one or more series of the Co-issuers’ senior debt securities (the “Debt Securities”); and (ii) guarantees of the Debt Securities by the Guarantor (the “Guarantees”). The Debt Securities and related Guarantees will be issued from time to time under an Indenture among the Co-issuers, the Guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), which is filed as Exhibit 4.1 to the Registration Statement (the “Indenture”).

In connection with this opinion letter, we have examined the Registration Statement, the proposed form of the Indenture, originals, or copies certified or otherwise identified to our satisfaction, of AmeriGas Finance Corp.’s Articles of Incorporation and Bylaws, AmeriGas Finance LLC’s Certificate of Formation and Agreement of Limited Liability Company, dated as of October 12, 2011, and AmeriGas Partners, L.P.’s Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership, dated as of July 27, 2009, and such other documents, records and instruments of the Co-issuers and the Guarantor as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, we are of the opinion that, when the specific terms of a particular issuance of the Debt Securities and the Guarantees have been duly authorized by the Co-issuers and the Guarantor and established in accordance with the terms of the Indenture, and such Debt Securities and Guarantees have been duly executed, authenticated by the Trustee, issued and delivered, against payment of consideration for such Debt Securities and Guarantees, in accordance with the terms and provisions of the Indenture, such Debt Securities and Guarantees will constitute valid and binding obligations of the Co-Issuers and the Guarantor.

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provisions of the Guarantees which purport to waive or alter such rights or protections, except to the extent permitted by law.

The opinions expressed herein are limited to the laws of the State of New York, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/    Morgan, Lewis & Bockius LLP